Exhibit 10.7

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY, BEFORE THE DATE THAT IS FOUR MONTHS AND ONE DAY AFTER THE LATER OF (I) AUGUST 19, 2025, AND (II) THE DATE THE CORPORATION BECAME A REPORTING ISSUER

Issue Date: August 19, 2025	Principal Amount: US$14,133,966

PROMISSORY NOTE DUE AUGUST 19, 2027

AKANDA CORP.
A corporation existing under the laws of the Province of Ontario

Article 1
Interpretation

1.1	Definitions

In this Promissory Note, the following expressions shall have the following meanings, namely:

(a)	“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by or is under common control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing which is controlled by one or more general partners or managing members of, or shares the same management company with, such Person;

(b)	“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business;

(c)	“Corporation” means Akanda Corp., a corporation existing under the laws of the Province of Ontario;

(d)	“Promissory Note” means this instrument issued to the Holder;

(e)	“Event of Default” means the occurrence of any one or more of the following events or circumstances:

(i)	Default under Promissory Note. The Corporation defaults in the payment of any Principal Amount or any interest owing under this Promissory Note as and when it becomes due and payable, whether at the Maturity Date or otherwise, or any other amount due under this Promissory Note, and any such default with respect to the nonpayment of interest under this Promissory Note continues for five (5) Business Days thereafter;

(ii)	Cross-Default. The Corporation or any of its Affiliates defaults in the payment of borrowed money under any other agreement, bond, hypothec, debenture, note or other evidence of indebtedness for money borrowed, under any guarantee hypothec, mortgage or indenture pursuant to which there shall be issued or by which there shall be secured or evidenced any indebtedness for money borrowed by the Corporation or any Affiliate, whether such indebtedness now exists or shall hereafter be created;

(iii)	Breaches of Representations and Warranties. Any representation or warranty made or deemed to be made in this Promissory Note by the Corporation proves to have been incorrect or misleading in any material respect when made or deemed to be made hereunder and not cured within thirty (30) Business Days after notice in writing thereof is delivered to the Corporation;

(iv)	Breaches of Other Covenants. The Corporation fails to observe or perform any other covenant, obligation, condition or agreement in any material respect contained in this Promissory Note, and such failure continues for thirty (30) Business Days after notice in writing thereof is delivered to the Corporation;

(v)	Voluntary Bankruptcy or Insolvency Proceedings. The Corporation:

(A)	applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property;

(B)	is unable, or admits in writing its inability, to pay its debts generally as they mature;

(C)	makes a general assignment for the benefit of its creditors;

(D)	is wound-up, dissolved or liquidated;

(E)	becomes insolvent (as such term may be defined or interpreted under any applicable bankruptcy, insolvency or related statute);

(F)	commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(G)	takes any action for the purpose of effecting any of the foregoing;

(vi)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Corporation or of all or a substantial part of the property thereof, or an involuntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Corporation or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered, or such case or proceeding shall not be dismissed or discharged within 60 days of commencement;

(f)	“Holder” has the meaning ascribed in Section 2.1 hereto;

(g)	“Issue Date” means August 19, 2025;

(h)	“Maturity Date” means August 19, 2027;

(i)	“Principal Office” means the principal office of the Corporation from time to time, located as of the date hereof at c/o Gowling WLG, 100 King St. W, Suite 1600, Toronto, ON M5X 1G5, Canada; and

(j)	“Person” includes an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof.

1.2	Currency

Unless otherwise indicated herein, “$” or “dollars” shall refer to lawful currency of Canada and “US$” shall refer to lawful currency of the United States of America.

Article 2
Promise To Pay

2.1	Indebtedness

The Corporation, for value received, hereby acknowledges itself indebted and promises and covenants to pay to 1353744 B.C. LTD.., having an address at 5660 Monarch Street, Burnaby, BC V5G 2A3 Canada, the registered holder hereof for the time being (the “Holder”):

(a)	the principal sum of US$14,133,966 (the “Principal Amount”) on the Maturity Date or upon such other date as specified herein at the Corporation’s Principal Office;

(b)	interest on any monies owing by the Corporation to the Holder hereunder, all as specifically calculated hereunder; and

(c)	all other monies which may be owing by the Corporation to the Holder pursuant to this Promissory Note.

2.2	Share Exchange Agreement

This Promissory Note is being issued to the Holder pursuant to that certain Share Exchange Agreement, effective as of March 5, 2025 and as further amended, among the Corporation, First Towers & Fiber Corp., a corporation existing under the laws of the Province of British Columbia, and the other parties signatory thereto.

2.3	Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may declare all outstanding obligations payable by the Corporation hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind (save for notices that are required to trigger an Event of Default), all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in paragraphs (v) and (vi) of the definition of “Event of Default”, immediately and without notice, all outstanding obligations payable by the Corporation hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other transaction documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the transaction documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

Article 3
Interest

3.1	Calculation and Payment of Interest, etc.

The Corporation shall pay interest quarterly and upon maturity, on the first date of such relevant quarter, on that portion of the Principal Amount outstanding from time to time from the Issue Date up to and including the date of repayment of the Principal Amount at the rate of 16% per annum, in like money at the Corporation’s Principal Office, calculated quarterly in arrears until the Principal Amount is repaid in full in accordance with the terms hereof.

3.2	Taxation

The Corporation shall make all payments of the Principal Amount and interest on this Promissory Note, free and clear of, and without withholding of or deduction for or on account of any present or future taxes, levies, imposts, deductions, charges, withholdings and all related liabilities (“Taxes”) imposed or levied by any taxing authority with jurisdiction over the payment (“Taxing Authority”) unless such Taxes are required to be withheld or deducted by the Corporation by law or by interpretation or administration thereof, or upon demand of any such Taxing Authority. The Corporation shall make any withholdings or deductions in respect of the Taxes required by law or by the interpretation or administration thereof, and shall remit the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law and shall provide the Holder with full particulars thereof in writing.

3.3	No Merger In Judgement

The covenant of the Corporation to pay interest at the rate provided herein shall not merge in any judgement in respect of any obligation of the Corporation hereunder and such judgement shall bear interest in the manner set out in Section 3.1 and be payable on the same days when interest is payable hereunder.

3.4	Commitment Fee

The Corporation will pay a total commitment fee of $424,018.98 (representing 3% of the $14,133,966) (the “Commitment Fee”) to be paid to the Holder within two (2) Business Days of the date hereof. The Commitment Fee is non-refundable and will be absolute property as consideration for the time, effort and expense required of our employees and agents incurred in the review and study of the documents pertaining to the this Promissory Note, review of appraisals, credit reports and financial statements, physical inspections, legal review and costs of reserving the monies necessary to fund this loan and potential profits lost because of the Holder’s inability to commit such funds to other projects.

Article 4
Seniority

4.1	The obligations of the Corporation under this Promissory Note shall be effectively junior to all senior secured indebtedness of the Corporation, pari passu to all other senior indebtedness of the Corporation and senior to all subordinated indebtedness of the Corporation. Upon any Event of Default, the Holder will be entitled to receive, before any distribution or payment is made upon, or set apart with respect to, any indebtedness of the Corporation junior to this Note, an amount equal to the principal amount plus all accrued and unpaid interest thereon and any and all other amounts due hereunder. For the avoidance of doubt, this Promissory Note is junior to (a) that certain convertible promissory note dated on or about the date hereof, in the principal amount of US$756,917.28, in favor of Dunstan Holdings Ltd. and (b) that certain convertible promissory note dated on or about the date hereof, in the principal amount of US$4,153,078.00, in favor of PGC Finco Inc.

Article 5
Administrative Provisions

5.1	Registered Holder

The Person in whose name this Promissory Note shall be registered shall be deemed and regarded as the owner and holder hereof for all purposes, and the payment to and/or receipt of the Holder for any Principal Amount or interest hereby evidenced shall be a good discharge of the Corporation for the same, and the Corporation shall not be bound to enter in the register notice of any trust or to enquire into the title of the Holder or to recognize any trust or equity affecting the title hereof save as ordered by some court of competent jurisdiction or as required by statute.

5.2	Transfer

This Promissory Note is transferable, in whole or in part, at the Holder’s option upon prior written notice to the Corporation, subject in all cases to applicable law.

5.3	Replacement of Promissory Note

If this Promissory Note shall become mutilated or be lost, stolen or destroyed and in the absence of notice that this Promissory Note has been acquired by a bona fide purchaser, the Corporation in its discretion may issue a new Promissory Note upon surrender and cancellation of the mutilated Promissory Note, or, in the event that this Promissory Note is lost, stolen or destroyed, in lieu of and in substitution for the same, and the substituted Promissory Note shall be in the form hereof. In case of loss, theft or destruction the Holder shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to it in its discretion acting reasonably and shall also furnish an indemnity in amount and form satisfactory to the Corporation in its discretion acting reasonably.

Article 6
Covenants

6.1	Affirmative Covenants

The Corporation covenants that the Corporation shall, and shall cause its Affiliates, as applicable, to:

(a)	Performance Under the Promissory Note. Pay, observe or perform any other covenant, obligation, condition or agreement contained in this Promissory Note;

(b)	Preservation of Corporate Existence. Preserve and maintain its and its Affiliates’ corporate existence, rights and privileges in their respective jurisdictions, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is required; and

(c)	Compliance with Applicable Laws. Comply with all applicable laws of any governmental authority, non-compliance with which could materially adversely affect the business or condition of the Corporation, financial or otherwise, on a consolidated basis, except non-compliance being contested in good faith through appropriate proceedings so long as the Corporation has set up and funded sufficient reserves, if any, required under International Financial Reporting Standards with respect to such items.

Article 7
Miscellaneous

7.1	Binding Obligation

This Promissory Note shall constitute a binding obligation of the Corporation as and from the date hereof until the repayment of the Promissory Notes in their entirety in accordance with the terms hereof.

7.2	Time

Time shall be of the essence of this Promissory Note.

7.3	Governing Law

This Promissory Note shall be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Holder irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matters arising out of this Promissory Note and waives objection to the venue of any proceeding in such court or that court provides an inconvenient forum.

7.4	Severability

If any one or more of the provisions or parts thereof contained in this Promissory Note should be or become invalid, illegal or unenforceable, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, severable therefrom and the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed.

7.5	Headings

The headings of the articles, sections, subsections and clauses of this Promissory Note have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Promissory Note.

7.6	Assignment; Binding Effect

This Promissory Note may be transferred or assigned by the Corporation, in whole or in part, without the prior written consent of the Holder. Subject thereto, this Promissory Note and all of its provisions shall enure to the benefit of the Holder, its successors and assigns, and shall be binding upon the Corporation and its successors and permitted assigns.

7.7	Right of acceleration

The Corporation may prepay (or accelerate payment of) the Promissory Note in whole or in part.

7.8	Expenses

The Corporation will pay all reasonable costs and expenses incurred by the Holder in collecting any amount due, and enforcing its rights and remedies under this Promissory Note and applicable law, including reasonable legal fees and disbursements.

Article 8
Notice

8.1	Notices

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission, or via email to such party, as follows:

(a)	in the case of the Corporation, to:

Akanda Corp.
c/o Gowling WLG

100 King St. W, Suite 1600

Toronto, ON M5X 1G5, Canada

Attention: Chris Cooper, CEO
Email:       cooper@canadiantowers.ca

(b)	in the case of the Holder, to the address specified in Section 2.1.

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by email, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF the Corporation has duly executed this Promissory Note as of the date first above written.

AKANDA CORP.

Per:	/s/ Katie Field
Authorized Signatory

1353744 B.C. LTD.

Per:	/s/ Sandra Wong
Authorized Signatory